Exhibit (l)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 9 to the Registration Statement on Form N-4 (No. 333-233840) (the “Registration Statement”) of our reports dated April 11, 2024 relating to the financial statements of Transamerica Financial Life Insurance Company and Transamerica Life Insurance Company and consent to the incorporation by reference in the Registration Statement of our reports dated April 19, 2024 relating to the financial statements of each of the subaccounts of Separate Account VA BNY and Separate Account VA B indicated in our reports.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

October 28, 2025